FOR IMMEDIATE RELEASE          FOR FURTHER INFORMATION
July 16, 2003                  Brendan J. McGill
                               Senior Vice President and Chief Financial Officer
                               (215) 256-8828

  Harleysville Savings Financial Corporation Announces 12.5% Increase in Cash
               Dividend and 2003 Third Quarter Financial Results

         Harleysville, PA, July 16, 2003 - Harleysville Savings Financial Corporation (NASDAQ:HARL), reported today that the Company's Board of Directors increased the regular quarterly cash dividend from $.16 to $.18 per share on the Company's common stock. This represents an increase of 12.5% from the current dividend level. This is the sixty-fourth (64th) consecutive quarter that the Company has paid a cash dividend to its stockholders and sixteenth (16th) consecutive year of increased cash dividends. The cash dividend will be payable on August 20, 2003 to stockholders of record on August 6, 2003.
         Net income for the third quarter of fiscal 2003 amounted to $1,120,000 or $.48 per diluted share compared to $1,173,000 or $.51 per diluted share for the same quarter last year. The Company's operating results for the current quarter is a reflection of the current low interest rate environment and its greater adverse effect on repricing of the Company's assets as compared to the repricing of its liabilities.
         Net income for the first nine months of fiscal 2003 increased 6.3% to $3,444,000 or $1.48 per diluted share from $3,238,000 or $1.41 per diluted share for the same period last year.
         The Company's assets increased 9.3% to $658 million from $602 million a year earlier. Stockholders' book value increased to $17.70 per share from $16.31 per share a year ago.
         Because of its strong emphasis on home mortgage lending and a business model that focuses on serving the personal financial needs of families and individuals, the Company has been able to maintain a high quality loan portfolio and outstanding operating expense efficiency ratio. These two cornerstone principles, along with a carefully managed capital position, represent the foundational trilogy of the Company's business plan. As of June 30, 2003, the Company's ratio of non-performing assets and 90-day delinquents amounted to .04% of total assets and its efficiency ratio was 52.8%, both outstanding performance ratios in the industry.
         Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank, headquartered in Harleysville, PA. Harleysville, PA is located in central Montgomery County, which has the third largest population and the second highest per capita income in the state of Pennsylvania.
         This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic; competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

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
Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of June 30, 2003
(Dollars in thousands except per share data)                      Year-To-Date
                                                         ----------------------------       ----------------------------
((1)Unaudited)                                                 Nine Months Ended:              Three Months Ended:
                                                         ----------------------------       ----------------------------
                                                            June 30,         June 30,         June 30,        June 30,
Selected Consolidated Earnings Data                         2003(1)           2002(1)         2003(1)          2002(1)
---------------------------------------------------      -----------      -----------       -----------      -----------
Total interest income                                    $    25,344      $    26,417       $     8,256      $     8,832
Total interest expense                                        16,511           18,311             5,356            5,878
                                                         -----------      -----------       -----------      -----------

Net Interest Income                                            8,833            8,106             2,900            2,954
Provision for loan losses                                         --               --                --               --
                                                         -----------      -----------       -----------      -----------
Net Interest Income after Provision for Loan Losses            8,833            8,106             2,900            2,954

Loss on sales of investments                                      --              (24)               --               --
Gain on sales of loans                                             6                1                 6                1
Other income                                                     936              804               324              276
Total other expenses                                           5,161            4,780             1,732            1,682
                                                         -----------      -----------       -----------      -----------

Income before Income Taxes                                     4,614            4,107             1,498            1,549
Income tax expense                                             1,170              869               378              376
                                                         -----------      -----------       -----------      -----------

Net Income                                               $     3,444      $     3,238       $     1,120      $     1,173
                                                         ===========      ===========       ===========      ===========


Per Common Share Data
----------------------------------------------------
Basic earnings                                           $      1.52      $      1.44       $      0.49      $      0.52
Diluted earnings                                         $      1.48      $      1.41       $      0.48      $      0.51
Dividends                                                $      0.48      $      0.40       $      0.16      $      0.14
Book value                                               $     17.70      $     16.31       $     17.70      $     16.31
Shares outstanding                                         2,264,273        2,257,350         2,264,273        2,257,350
Average shares outstanding - basic                         2,271,791        2,246,829         2,275,936        2,257,574
Average shares outstanding - diluted                       2,321,813        2,288,888         2,328,722        2,303,573


                                                                  Year-To-Date
                                                         -----------------------------      ----------------------------
                                                                Nine Months Ended:                Three Months Ended:
                                                         -----------------------------      ----------------------------
                                                             June 30,         June 30,          June 30,        June 30,
Other Selected Consolidated Data                             2003(1)          2002(1)           2003(1)         2002(1)
----------------------------------------------------     ------------        ---------      ------------       ----------
Return on average assets                                        0.72%            0.74%             0.68%            0.79%
Return on average equity                                       11.77%           12.18%            11.22%           12.90%
Interest rate spread                                            1.71%            1.70%             1.63%            1.83%
Net yield on interest earning assets                            1.91%            1.92%             1.82%            2.06%
Operating expenses to average assets                            1.08%            1.10%             1.06%            1.13%
Efficiency ratio                                               52.84%           53.74%            53.72%           52.06%
Ratio of non-performing loans to total
  assets at end of period                                       0.04%            0.03%             0.04%            0.03%
Loan loss reserve to total loans, net                           0.68%            0.67%             0.68%            0.67%

                                                                             June 30,          Mar 31,          Dec 31,
Selected Consolidated Financial Data                                          2003(1)          2003 (1)         2002 (1)
---------------------------------------------------------                    --------          --------         --------
Total assets                                                                 $658,265          $659,311         $618,469
Loans receivable - net                                                        289,587           291,798          293,318
Loan loss reserve                                                               1,991             1,991            2,032
Cash & investment securities                                                   80,930            76,326           86,435
Mortgage-backed securities                                                    257,060           260,646          210,568
FHLB stock                                                                     13,090            13,013           11,244
Deposits                                                                      384,650           381,420          372,734
FHLB advances                                                                 227,385           233,497          202,189
Total stockholders' equity                                                     40,076            39,574           38,889

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